Filed pursuant to Rule 424(b)(3)

SEC File No. 333- 269363

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus dated February 3, 2023)

8,666,666 Shares of Common Stock

Warrants to Purchase up to 17,333,332 Shares of Common Stock

Up to 17,333,332 Shares of Common Stock underlying Warrants

Pre-Funded Warrants to purchase up to 8,666,666 Shares of Common Stock

Up to 8,666,666 Shares of Common Stock underlying Pre-Funded Warrants

Tenax Therapeutics, Inc.

This prospectus supplement updates, amends and supplements the prospectus dated February 3, 2023, as amended by Prospectus Supplement No. 1 dated March 31, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333- 269363).  Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with information contained in our Current Report on Form 8-K filed with the SEC on April 13, 2023, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TENX.” The last reported closing price for our Common Stock on Nasdaq on April 12, 2023 was $0.39 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 13, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 12, 2023, Tenax Therapeutics, Inc. (the “Company”) issued a press release providing a business update outlining the Company’s product development plans for 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a corporate presentation that the Company plans to use with various investors and analysts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 12, 2023.

99.2	Corporate Presentation of April 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer

3

EXHIBIT 99.1

Tenax Therapeutics Provides 2023 Business Update

•	Company to prioritize the clinical development of TNX-103 (oral levosimendan) for the treatment of pulmonary hypertension and heart failure with preserved ejection fraction (PH-HFpEF)

•	PH-HFpEF affects more than 1,600,000 North Americans, with estimates indicating a prevalence of more than 2,000,000 patients by 2030

•	Strategic decision based upon this significant unmet medical need, no FDA-approved therapies, and an expanding patent estate covering the use of levosimendan to treat PH-HFpEF which could provide protection in the U.S. until at least 2040

•	Company expects to initiate a Phase 3 trial of oral levosimendan in PH-HFpEF in 2023

CHAPEL HILL, N.C., Apr. 12, 2023 (GLOBE NEWSWIRE) -- Tenax Therapeutics, Inc. (Nasdaq: TENX), a specialty pharmaceutical company focused on identifying, developing and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need, today provided a business update outlining the Company’s product development plans for 2023.

Based on a strategic review process which began in September 2022, the Company has decided to prioritize the Phase 3 testing of TNX-103 (oral levosimendan), with plans to commence a levosimendan Phase 3 study in 2023. The decision to prioritize the clinical development of TNX-103 ahead of imatinib is based on several factors, including a growing intellectual property estate that encompasses the use of levosimendan to treat PH-HFpEF in the United States, along with the significant market opportunity to develop the first FDA-approved therapy to address the millions of patients who suffer from this pervasive cardiovascular condition.

“Expanding our IP estate to include multiple formulations of levosimendan for use in the treatment of PH-HFpEF remains a key strategic objective for our company,” said Chris Giordano, Tenax Therapeutics’ Chief Executive Officer. “Our team has worked diligently to help ensure that levosimendan will have patent protections surrounding its use to treat patients with PH-HFpEF until at least 2040, and we anticipate receiving additional IP protection in 2023 to further expand this estate. By prioritizing the development of the oral formulation, we intend to provide patients a daily, oral strategy to maintain therapeutic levels of levosimendan, and maximize the commercial potential of this unique, promising drug. We are embarking on a cost-effective, efficient pathway to significant shareholder value.”

In March, the United States Patent and Trademark Office (USPTO) granted Tenax a patent that covers the use of intravenous (IV) levosimendan in patients with PH-HFpEF. This is the second levosimendan patent granted to the Company since early 2022, and provides a strong basis for a potentially successful review of a third patent that will specifically cover claims related to TNX-103 (oral levosimendan), which could be granted in 2023.

The impetus for expanding levosimendan’s intellectual property is largely derived from the positive clinical data and observations from the landmark HELP Study, including the innovative weekly 24-hour IV dosing, unique home-based site of administration, the transition from IV to oral therapy in a subset of patients (who continued in the OLE until the commencement of the transition sub study), and the novel findings of efficacy and safety in PH-HFpEF patients – all representing important discoveries and significant intellectual property. These discoveries, among others from the HELP Study, form the basis for U.S. patent applications Tenax has filed.

“Considering the therapeutic advancements that have been made across most areas of cardiovascular medicine over the last several decades, it is remarkable that, despite the millions of patients suffering with PH-HFpEF, not a single medication has been approved to treat this highly debilitating and life-threatening condition,” said Dr. Stuart Rich, Chief Medical Officer of Tenax Therapeutics. “While the pathophysiology of PH-HFpEF is not fully understood, we do know that levosimendan is the only medicine to show an improvement in six-minute walk distance in this specific patient population. We believe levosimendan has the potential to address this significant and underserved patient population, and we look forward to advancing this promising therapy into Phase 3 testing later this year.”

Clinical Development Pathway for Levosimendan in PH-HFpEF

Based on an end-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA), the FDA agreed that one or two Phase 3 clinical studies (depending on the size) with a primary endpoint of change in 6-minute walk distance over 12 weeks, or a single Phase 3 trial with clinical worsening (e.g., death, hospitalization for heart failure, or decline in exercise capacity) over 24 weeks would be sufficient to demonstrate the effectiveness of levosimendan in PH-HFpEF. The FDA also agreed to a plan to replace weekly intravenous levosimendan dosing with daily TNX-103 (oral) doses in a Phase 3 clinical study.

Based on data from the Company’s Phase 2 study and open-label extension, levosimendan was able to demonstrate its effect on relaxing the venous circulation – an underappreciated mechanistic feature of the drug that is thought to result in durable improvements in exercise capacity and quality of life, as well as other clinical assessments, in patients with PH-HFpEF. FDA has approved no pharmaceutical therapies for the treatment of PH-HFpEF.

With respect to imatinib, the decision to prioritize the Phase 3 testing of levosimendan places the start of a Phase 3 imatinib trial likely outside the 2023 timeframe, pending fundraising to support that trial, as well as other strategic considerations.

About Levosimendan (TNX-101, TNX-102, and TNX-103)

Levosimendan is a unique potassium ATP channel activator and calcium sensitizer that affects the heart and vascular system through multiple mechanisms of action. Initially discovered and developed by Orion Corporation in Finland, intravenous levosimendan is approved in over 60 countries outside the United States for use in hospitalized patients with acutely decompensated heart failure. Tenax Therapeutics has North American rights to develop and commercialize IV (TNX-101), subcutaneous (TNX-102), and oral (TNX-103) formulations of levosimendan. Results of Tenax Therapeutics’ Phase 2 trial of levosimendan in patients with pulmonary hypertension (PH) and heart failure with preserved ejection fraction (HFpEF) demonstrated that IV levosimendan produces potent dilation of the central and pulmonary venous circulations which translates into an improvement in exercise capacity, a discovery that forms the basis for the Phase 3 investigation of Tenax Therapeutics’ potential groundbreaking therapy. To date, no other drug therapy has improved exercise tolerance in patients with PH associated with HFpEF, recently referred to as the greatest unmet need in cardiovascular disease.

About Imatinib (TNX-201)

Tenax Therapeutics is developing novel dosing and a unique formulation of imatinib mesylate, a kinase inhibitor that has received FDA’s orphan designation (March 2020) for the treatment of pulmonary arterial hypertension (PAH). The IMPRES trial, a previous Phase 3 trial, demonstrated that oral imatinib may produce a markedly greater, and much more durable, treatment effect on exercise tolerance, than any other available PAH treatment, alone or in combination, based on the results observed in those patients who were maintained on the full imatinib dose for the majority of the trial. Despite the availability of several classes of pulmonary vasodilators, no existing treatment has been shown to halt progression or induce regression of the disease. Imatinib acts on underlying cellular proliferative pathways associated with PAH and has the potential to be approved as a disease modifying therapy for PAH.

About Tenax Therapeutics

Tenax Therapeutics, Inc. is a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company owns North American rights to develop and commercialize subcutaneous and oral formulations of levosimendan. Tenax Therapeutics also is developing a unique oral formulation of imatinib. For more information, visit www.tenaxthera.com. Tenax’s common stock is listed on The Nasdaq Stock Market LLC under the symbol “TENX”.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks related to our business strategy, including the prioritization of product candidates; intellectual property risks; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; any delays in regulatory review and approval of product candidates in development; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing, customer acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; the potential advantages of our product candidates; our competitive position; our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; risks related to our continued listing on Nasdaq; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and geopolitical uncertainties such as in Ukraine; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contacts

Investor Contact:

John Mullaly

Managing Director

LifeSci Advisors, LLC

C: 617-429-3548

jmullaly@lifesciadvisors.com

EXHIBIT 99.2

TENAX THERAPEUTICS

Corporate Presentation

April 2023

NASDAQ TENX

Tenax Strategy Reset

Current Company Strategies/Priorities

Streamline	Transform	Advance Levosimendan	Execute
Streamline Company Operations • Focus on mission-critical activities • Optimize cost structure	**Gain new IP for IV & Oral Levosimendan** • Prosecute oral patent - TRACK I, receive Notice of Allowance • Issued: patent for IV levosimendan in PH-HFpEF	**Advance Levosimendan in PH-HFpEF** • Prioritize levosimendan based on new IP in PH-HFpEF • Pursue two sequential 6MWD trials, de-risking development • Imatinib development on hold	**Focus on Execution** • Initiate first Phase 3 PH-HFpEF Trial • Enroll first patient

TENAX THERAPEUTICS
3

2023 Strategy Reset Transforms the Tenax Value Proposition

- **New IP Transforms the Company**
  - Potential new TNX-102 (oral levosimendan) IP protection expected to create substantial value
- **New Clinical Development Strategy:**
  - Prioritize levosimendan development
  - Potential for two sequential Phase 3 trials, per FDA guidance, expected to reduce regulatory & clinical risk
  - Initial Phase 3 Trial (smaller, faster) to commence in 2023
- **New Funding**
  - Recent financing enables initiation of new plan
- **New Commercial Opportunity**
  - Multi-billion dollar market with no competitors and exclusivity to 2040+
- **Result: New Value Proposition for Investors**

TENAX THERAPEUTICS
4

Levosimendan IP Transformation

2018

Levosimendan transformation based on paradigm shift

- PH-HFpEF vs HFrEF
- Chronic PH vs Acute HF
- Outpatient vs Hospital/ICU
- SC/Oral vs IV

2019–2021

First successful therapy in PH-HFpEF

- HELP: successful Phase 2
- Discovered new MoA
- IV to Oral Transition Sub-study

2019–2021

Multiple Levosimendan patent applications filed

- PH-HFpEF Use (IV)
- PH-HFpEF Use (oral)
- SC Use/Formulation
- Combination Use

2022–2023

Multiple Levosimendan patents granted/pending

- SC Use Patent Granted
- PH-HFpEF IV Use Patent Granted
- PH-HFpEF Oral Use TRACK-I Filing

TENAX THERAPEUTICS
5

Multiple Patent Filings: Levosimendan Use in PH-HFpEF Provides Potential Exclusivity Beyond 2040

IP Protection for **Oral Levosimendan Use in PH-HFpEF** would be **Transformative**

2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
Levosimendan SC Claims – Granted (expires in 2039)
Levosimendan IV Claims- Notice of Allowance Granted (once granted expires in 2040)
Levosimendan Oral Claims- TRACK I Under Review (if granted expires in 2040, excluding PTE)
Levosimendan Oral Combination Claims- Filed (if granted expires in 2041)
Potential Additional PTE

TENAX THERAPEUTICS
6

American Heart Association: Call to Action
PH-HFpEF Represents a Large Unmet Medical Need

AHA SCIENCE ADVISORY

Elucidating the Clinical Implications and Pathophysiology of Pulmonary Hypertension in Heart Failure With Preserved Ejection Fraction: A Call to Action: A Science Advisory From the American Heart Association

Evan L. Brittain, MD, MSc, FAHA, Chair; Thenappan Thenappan, MD, Vice Chair; Jessica H. Huston, MD; Vineet Agrawal, MD, PhD; Yen-Chun Lai, PhD; Debra Dixon, MD, MS; John J. Ryan, MD, FAHA; Eldrin F. Lewis, MD, MPH, FAHA; Margaret M. Redfield, MD; Sanjiv J. Shah, MD, FAHA; Bradley A. Maron, MD; on behalf of the American Heart Association Council on Cardiopulmonary, Critical Care, Perioperative and Resuscitation; Council on Arteriosclerosis, Thrombosis and Vascular Biology; Council on Lifestyle and Cardiometabolic Health; and Stroke Council

Circulation. 2022;146:e73–e88.

August 16, 2022

Heart failure (HF) with preserved ejection fraction (HFpEF) is one of the leading causes of pulmonary hypertension (PH) in the world.[1] The development of PH and particularly pulmonary vascular disease (which distinguishes functional pressure elevation from vascular dysfunction or remodeling) is among the strongest risk factors for adverse outcomes in HFpEF.[2] Despite this recognition, no evidence-based therapies exist for PH attributable to HFpEF (PH-HFpEF), in part because the pathophysiology is poorly understood. In this call to action, we encourage the scientific community to prioritize the study of PH-HFpEF, which has implications for collaboration, data sharing, and clinical trial design, among other considerations. The goal of this science advisory is to clarify key knowledge gaps in PH-HFpEF and to suggest scientific directions for addressing such gaps, which we synthesize in Table 1.

The purpose of an AHA or AHA/ASA Science Advisory is to provide rapid, clear and consistent AHA and ASA positioning on scientific issues. Advisories are statements on an evolving, prominent scientific issue of great interest to the public and to health professionals. All AHA and AHA/ASA Science Advisories undergo peer review and are reviewed and approved by the AHA SACC. (AHA definition)

TENAX THERAPEUTICS

7

PH-HFpEF – A Very High Unmet Medical Need

- **A devastating diagnosis with no approved therapy**
  - Progressive, relentless worsening over time
  - Limits lifestyle to avoiding all levels of exercise
  - Not a single treatment is even suggested by the current guidelines

TENAX THERAPEUTICS
8

Overview: Pathophysiology of PH with HFpEF

The venous circulation has now been discovered to be the source of the problem

Coughing
Tiredness
Shortness of breath
Pulmonary edema (excess fluid *in* lungs)
Pumping action of the heart grows weaker
Pleural effusion (excess fluid *around* lungs)
Swelling in abdomen (ascites)
Swelling in ankles and legs

PH-HFpEF has recently been described to follow this course:

EXCESSIVE VENOUS BLOOD VOLUME

INCREASED CENTRAL VENOUS PRESSURE

INCREASED PULMONARY VENOUS PRESSURE

PULMONARY HYPERTENSION

TENAX THERAPEUTICS

9

Levosimendan Mechanism of Action is Unique

01

Levosimendan is a ***unique K+ATP channel activator*** and calcium sensitizer*
No other drug shares these properties

02

Levosimendan has strong vasodilatory effects on ***venous beds***** Causes a **marked reduction** in central venous pressure (CVP) Causes a **marked reduction** in pulmonary venous pressure (PCWP)

03

Recent clinical science has ***confirmed*** that reducing the **elevated CVP and PCWP are critical targets** for left heart failure***

* Rich, Stuart, Burkhoff, Daniel, Pollesello, Piero, Papp, Zoltan. "Levosimendan-induced vendilation is mediated by opening of potassium channels." ESC Heart Failure. 10.1002 (2021)
** Brener, Michael I., et al. "Changes in stressed blood volume with levosimendan in pulmonary hypertension from heart failure with preserved ejection fraction: insights regarding mechanism of action from the HELP trial." Journal of Cardiac Failure 27.9 (2021): 1023-1026
*** Fudim, Marat, et al. "Splanchnic Nerve Block for Chronic Heart Failure." Heart Failure 8.9 (2020): 742-752.

TENAX THERAPEUTICS

10

TNX-103 (*levosimendan*) improves CVP and PCWP at rest and with Exercise in PH-HFpEF Patients

Levosimendan Group
Baseline
24 Hr Levo Infusion
CVP (mmHg)
50
40
30
20
10
0
Legs Down
Legs Up
25 Watts

Levosimendan Group
Baseline
24 Hr Levo Infusion
PCWP (mmHg)
50
40
30
20
10
0
Legs Down
Legs Up
25 Watts

HELP STUDY

Burkhoff D, Rich S, et. al. Levosimendan Improves Hemodynamics and Exercise Tolerance in PH-HFpEF. JACC Heart Fail. 2021; 9:360-370

TENAX THERAPEUTICS

11

Levosimendan IP Supported by HELP Study Discoveries

Levosimendan Improves Exercise Capacity in PH-HFpEF Patients after 6 Weeks

29 meter improvement on 6-minute walk distance

p=0.033
Δ6 Minute Walk Distance (m)
30
20
10
0
-10
-20
-30
Placebo
Levosimendan

https://www.medscape.com/viewarticle/938671

Barry Borlaug, Mayo Clinic:

"...this is the first medicine that has actually improved 6-minute walk distance in ***any patient population with HFpEF..."***,

TENAX THERAPEUTICS
12

Levosimendan Efficacy in PH-HFpEF Is Unique

All PAH Approved Drugs Studied in PH-HFpEF have Failed

- **Bosentan - (BADDHY Trial[1]) – FAILED in PH-HFpEF**
  - "Six-minute walk distance (6MWD) did not change in the Bosentan group"
- **Macitentan - (MELODY Trial[2]) – FAILED in PH-HFpEF**
  - "The mean treatment effect (6MWD)for macitentan versus placebo was negative 14.3 meters"
- **Riociguat - (DYNAMIC Trial[3]) – FAILED in PH-HFpEF**
  - "The observed haemodynamic changes were not accompanied by significant improvements of NT-proBNP serum levels, WHO-FC, exercise capacity, or QoL."

1) *Koller, B., et al. "Pilot study of endothelin receptor blockade in heart failure with diastolic dysfunction and pulmonary hypertension (BADDHY-Trial)." Heart, Lung and Circulation 26.5 (2017): 433-441*
2) *Mascherbauer, Julia, et al. "Evaluation of the pharmacoDYNAMIC effects of riociguat in subjects with pulmonary hypertension and heart failure with preserved ejection fraction: study protocol for a randomized controlled trial." Wiener Klinische Wochenschrift 128 (2016): 882-889.*
3) *Vachiéry, Jean-Luc, et al. "Macitentan in pulmonary hypertension due to left ventricular dysfunction." European Respiratory Journal 51.2 (2018)*

TENAX THERAPEUTICS

13

Patients in the Open Label Extension study of HELP were transitioned from IV to oral Levosimendan

Previous IV Infusion	Week 0 (Office)	Week 2 (Home)	Week 4 (Home)	Week 6 (Office)
0.10 µg/kg/min	1mg QD (1mg total daily dose) Morning	1mg BID (2mg total daily dose) Every 12 hrs.	1mg TID (3mg total daily dose) Every 8 hrs.	Patient evaluated for further titration

6 Week Transition Period

TENAX THERAPEUTICS

14

Improvements in Efficacy Measures in Patients Transitioned from IV to Oral Levosimendan

- **6MWD (exercise capacity)**
  - Improved *a further* 7 meters
- **BNP/NT pro-BNP (measure of cardiac function)**
  - Improved by 23%
- **KCCQ (patient reported symptoms)**
  - Improved in 6 of 7 different domains

TENAX THERAPEUTICS
15

Clinical Development Strategy: Advance Levosimendan in PH-HFpEF

- **Prioritize levosimendan based on new IP in PH-HFpEF**
  - Long runway and lack of competition (recruitment) allows incremental development approach
  - IP covers use in patients with PH-HFpEF (no approved therapies)
- **Address large, unmet need, and interest of the scientific community**
  - Respond to AHA's call to action to develop therapies for PH-HFpEF
- **Multiple means of de-risking Phase 3 levosimendan development**
  - Leverage HELP Study results in designing Phase 3 program
  - Iterative Phase 3 approach: evidence from initial Ph3 trial to reduce risk of second Ph3
  - No further CMC development for Oral Levosimendan required, including 5 Years stability
  - Leverage favorable FDA input: sample size, acceptance of 6-MWD endpoint, 0.05 p-value, and novel mechanism (SBV management)

TENAX THERAPEUTICS
16

FDA Guidance: Phase 3 Levosimendan Development in PH-HFpEF

FDA meeting minutes record agreements on key details of potential Phase 3 program:

- *Two phase 3 trials ($p<0.05$) with 6MWD as the primary endpoint would be sufficient*
- *Safety database requirement: 300 patients followed for 6 months, and 100 patients followed for 12 months (ICH minimum requirement)*

TENAX THERAPEUTICS

17

Levosimendan: Potential Phase 3 Development Path

Leverage Phase2b (HELP) Study Results to Design Phase 3			
Hemodynamic Entry Criteria (SBV Reduction)	85% responder rate	6MWD, 29m, p=0.03	IV-to-Oral Transition: improvement in BNP, KCCQ, 6MWD

Initial Phase 3 PH-HFpEF Trial		
Hemodynamic Entry Criteria	Primary Endpoint = 6MWD	~152 patients, 90% Power, p<0.05

2nd Phase 3 PH-HFpEF Trial	
Results of Initial Phase 3 trial de-risks 2nd Phase 3 Trial	Provides additional data required for NDA filing (FDA has confirmed minimum ICH requirement for safety database)

TENAX THERAPEUTICS

18

Levosimendan in PH-HFpEF
Phase 3 Study Design (Initial Study)

Double-blind
final
evaluation
(12 wks)
Randomization
Levosimendan
Screening
1:1 ratio
Open-label
levosimendan
extension
Placebo

1mg oral capsule BID, Weeks 1-3; titrated to 1mg TID Weeks 4-12

Primary Endpoint: *change in 6MWD, powered at* *alpha 0.05, N=152*

TENAX THERAPEUTICS
19

Projected Development Timelines-TNX-103 (Oral Levosimendan)

Phase 3 PH-HFpEF Study	2023		2024		2025	
	H1	H2	H1	H2	H1	H2
Phase 3 Initiation		◆				
First Patient Enrolled		◆				
Last Patient Enrolled					◆	
Topline					◆	

TENAX THERAPEUTICS

20

PH-HFpEF Market Assumptions

- **PH-HFpEF Prevalence**
  - 6,700,000 Heart Failure patients in US (1)
  - 2% Annual Growth Rate (1)
  - 54% is HFpEF, with HFpEF proportion increasing to 60% by 2040 (1,2,3,4)
  - 50% of HFpEF is PH-HFpEF (2,5,6)

1) Tsao, Connie W., et al. "Heart disease and stroke statistics—2023 update: a report from the American Heart Association." Circulation 147.8 (2023): e93-e621.
2) Lai, Yen-Chun, Longfei Wang, and Mark T. Gladwin. "Insights into the pulmonary vascular complications of heart failure with preserved ejection fraction." The Journal of physiology 597.4 (2019): 1143-1156.
3) Pfeffer, Marc A., Amil M. Shah, and Barry A. Borlaug. "Heart failure with preserved ejection fraction in perspective." Circulation research 124.11 (2019): 1598-1617.
4) Steinberg, Benjamin A., et al. "Trends in patients hospitalized with heart failure and preserved left ventricular ejection fraction: prevalence, therapies, and outcomes." Circulation 126.1 (2012): 65-75.
5) Brittain, Evan L., et al. "Elucidating the Clinical Implications and Pathophysiology of Pulmonary Hypertension in Heart Failure With Preserved Ejection Fraction: A Call to Action: Circulation 146.7 (2022): e73-e88.
6) Guazzi, Marco. "Pulmonary hypertension in heart failure preserved ejection fraction: prevalence, pathophysiology, and clinical perspectives." Circulation: Heart Failure 7.2 (2014): 367-377.

TENAX THERAPEUTICS

21

PH-HFpEF Market is Large and Growing

Estimated PH-HFpEF Prevalence in the US
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Patients
1,675,000
2,200,000
2,700,000
2020
2030
2040

Prevalence estimates based on published epidemiology data referenced in prior slide

TENAX THERAPEUTICS
22

Estimated Total Addressable PH-HFpEF U.S. Market in 2030

2030
Estimated Addressable Patients
770,000
1,430,000
2030 Estimated Addressable U.S. Market
$4.5 - 6.0 Billion *

*Assumes only 35% of patients are addressable and the estimated Annual Value = $6-8K/patient (1)

1) Drugs.com. March 2023 Annual cost/patient branded for ANRI or SGLT2 inhibitors approved in HF. Assumes similar pricing for a PH-HFpEF drug

TENAX THERAPEUTICS

* All potential market opportunities are estimates only.

23

New Value Proposition for Investors

Short-term and Long-term catalysts

- **Short-term** – Catalyst rich 2023 with multiple potential events
  - Patent Notice of Allowance for oral levosimendan use in PH-HFpEF
  - IND (specific to *oral* levosimendan) approved
  - Phase 3 trial initiated
  - First patient enrolled

- **Long-term**
  - Potential IP to 2040+
  - Estimated $4.5 to $6.0 billion addressable market potential in 2030

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TNX-201 (imatinib) Development Program

for Pulmonary Arterial Hypertension (WHO Group 1)

Overview of PAH:

The Pathology

As the pulmonary artery narrows, the pulmonary pressure increases.

Healthy Artery
External elastic lamina
Smooth muscle cell
Internal elastic lamina
Endothelial cell
Blood Flow
NO
PGI2
ET-1
TXA2
1. Endothelial dysfunction
NO
PGI2
ET-1
TXA2
Vasoconstriction
2. Vascular remodeling
Inflammatory cell
Muscularization /
Medial Hypertrophy
Intimal Fibrosis
3. Plexiform lesion &
In situ Thrombosis

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Imatinib Targets the Pathophysiology of PAH

PAEC
PASMC
GF
Basal membrane
Healthy
Endothelial disruption
PASMC proliferation and migration
imatinib blocks *and* reverses

PAEC = pulmonary artery endothelial cell

PASMC = pulmonary artery smooth muscle cell

GF = growth factors BCR-Abl, PDGFR, c-Kit

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Proof of Concept IMPRES STUDY

Imatinib is Proven Effective in Treating PAH

Phase 3 Clinical Trial:

Imatinib Mesylate as Add-On Therapy for Pulmonary Arterial Hypertension: Results of the Randomized IMPRES Study

Results: After 24 weeks, the mean placebo-corrected treatment effect on 6-minute walk distance was 32 meters (95% confidence interval, 12–52; **P=0.002**)

Conclusions: Imatinib improved exercise capacity and hemodynamics in patients with advanced PAH, but **frequent dropout events prevented approval.**

The primary endpoint was change in 6-minute walk distance

A
Change in 6MWD from baseline (m)
70
60
50
40
30
20
10
0
Imatinib
Placebo
*P<0.05
0
4
8
12
16
20
24
Time (weeks)

No. of patients

Imatinib	103	89	84	76	71	72	66
Placebo	98	93	91	88	82	84	80

Circulation. 2013;127:1128-1138.

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Key Learnings from IMPRES Study Informed Phase 3 "IMPROVE"

		IMPROVE
01	**Efficacy was established in PAH**	PAH ✓
02	**Adequate dose is critical (400mg)** to achieve clinical efficacy	>400 mg ✓
03	**Avoid excessive dropouts**, mostly related to early-onset side effects	Open-label Lead-in ✓
04	**Gastrointestinal side effects are most the common**, novel formulation to reduce	Modified Formulation ✓

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Imatinib-MR Remains a Very Attractive Therapy When Compared to Sotatercept and/or Seralutinib

Sotatercept (STELLAR) vs. Oral Imatinib (IMPRES)

- **6-minute walk test**
  - Sotatercept increased by 8.5%
  - Imatinib increased by 8.2%
- **Hemodynamics (PVR)**
  - Sotatercept reduced by 2 Wood units
  - Imatinib reduced by 4 Wood units

Seralutinib-inhaled (TORREY) vs. Oral Imatinib (IMPRES)

- **6-minute walk test**
  - Seralutinib increased by 1.6%
  - Imatinib increased by 8.2%
- **Hemodynamics (PVR)**
  - Seralutinib reduced by 1 Wood unit
  - Imatinib reduced by 4 Wood units

STELLAR: Hoeper, Marius M., et al. "Phase 3 Trial of Sotatercept for Treatment of Pulmonary Arterial Hypertension." NEJM (2023).

IMPRES: Hoeper, Marius M., et al. "Imatinib mesylate as add-on therapy for pulmonary arterial hypertension: results of the randomized IMPRES study." Circulation 127.10 (2013): 1128-1138.

TORREY: https://ir.gossamerbio.com/news-releases/news-release-details/gossamer-bio-announces-seralutinib-meets-primary-endpoint-phase5.

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Tenax Investment Opportunity

- **Therapeutic Focus - Pulmonary Hypertension**
  - PH-HFpEF (>1.5M US patients, no approved therapies)
  - PAH (Orphan)
- **Pipeline- (2) Phase 3-Ready Products**
  - TNX-103 Levosimendan oral (First in class oral KATP Activator/Ca++ Sensitizer) for PH-HFpEF
  - TNX-201 Imatinib (Modified Release/Modified Dose) for PAH
- **Positive Phase 2 Data**
  - HELP Study- Levosimendan in PH-HFpEF
  - IMPRES Study – Imatinib in PAH
- **Efficient Clinical Development Pathway**
  - Small Phase 3 trials required (FDA confirmed)
- **Significant Exclusivity**
  - Levosimendan- 2 patents granted and oral patent under Track 1 review with potential expiry in 2040
  - Imatinib- orphan exclusivity
- **Large Commercial Potential**
  - TNX-103 $4.5-$6.0B market in 2030
  - TNX-201 >$5B market, currently

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